Exhibit 24.2

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Walter J. Scheller, III and Dale W. Boyles, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, from such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (File No. 333-216499) of Warrior Met Coal, LLC (to be converted into a Delaware corporation and renamed Warrior Met Coal, Inc.), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and to sign and file any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of March, 2017.

By:	/s/ Michael Addeo
Name:	Michael Addeo